CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the use of our report dated November 15, 2007 of Dreyfus Premier Opportunity Funds – Dreyfus Premier Natural Resources Fund, which is incorporated by reference in this Registration Statement on Form N-1A of Dreyfus Premier Opportunity Funds – Dreyfus Premier Natural Resources Fund.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

New York, New York
January 24, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the use of our report dated November 15, 2007 of Dreyfus Premier Opportunity Funds – Dreyfus Premier Enterprise Fund, which is incorporated by reference in this Registration Statement on Form N-1A of Dreyfus Premier Opportunity Funds – Dreyfus Premier Enterprise Fund.

Ernst + Young LLP

ERNST & YOUNG LLP

New York, New York
January 24, 2008